UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2020

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55453	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	ENDV	OTCQB

Item 3.03 Material Modification to Rights of Security Holders.

On January 29, 2020, the Delaware Secretary of State filed the Registrant’s Amended and Restated Certificate of Designation (the “Amendment”) for its Series C Secured Redeemable Preferred Stock (the “C Stock”). The Amendment changed the rights of the C Stock by: (i) removing the requirement that the Registrant redeem the C Stock; (ii) removing the obligation of the Registrant to pay dividends on the C Stock; and (iii) allowing holders of shares of C Stock to convert the stated value of their shares of C Stock ($1,000 per share) into common stock of the Registrant at 75% of the closing price of such common stock on the day prior to the conversion. The foregoing is not a detailed description of the changes affected by the Amendment and is qualified in its entirety by the Amendment, which is file as an exhibit to this report.

The Amendment was approved by the Registrant’s director and by the holders of 933 of the 1,814 outstanding shares of C Stock or 51.4%.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

None

(b) Exhibits

3.1 Amended and Restated Certificate of Designation of the Series C Secured Redeemable Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2020

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer